EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2005 Equity Incentive Plan of Caribou Coffee Company, Inc. of our report dated March 25, 2011, with respect to the consolidated financial statements and schedule of Caribou Coffee, Inc. and Affiliates included in its Annual Report (Form 10-K) for the year ended January 2, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Minneapolis, Minnesota
May 12, 2011